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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  March 20, 2002
                                                  --------------


                          BECTON, DICKINSON AND COMPANY
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             (Exact name of registrant as specified in its charter)

           New Jersey                001-4802                   22-0760120
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    (State or other juris-         (Commission             (IRS Employer Iden-
   diction of incorporation)       File Number)            tification Number)

   1 Becton Drive, Franklin Lakes, New Jersey                   07417-1880
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    (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code          (201) 847-6800
                                                            --------------

                                       N/A
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         (Former name or former addresses if changed since last report.)













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Item 9.  REGULATION FD DISCLOSURE

         The following statement is being furnished by the Company under the provisions of Regulation FD:

BD, along with another manufacturer and several medical product distributors, has been named as a defendant in product liability class action lawsuits relating to healthcare workers who allegedly sustained needlesticks on conventional products, but have not become infected with any disease. Since the filing of the Company's Quarterly Report on Form 10-Q for the period ended December 31, 2001, the following developments have occurred:

In Alabama, in Daniels vs. Becton Dickinson et al (Case no. CV 1998 2757, Montgomery Circuit County Court), which was filed on October 30, 1998, the court dismissed the claims without prejudice on March 1, 2002.

In Illinois, in McCaster vs. Becton Dickinson et al. (Case No. 98L09478, Cook County Circuit Court), which was filed on August 13, 1998, the court issued a decision on March 6, 2002, denying plaintiff's petition for review of the court's January 11, 2002 decision to deny class certification.

In New Jersey, in Pollak, Swartley vs. Becton Dickinson et al (Case
No. L-9449-98, Camden County Superior Court, which was filed on December 7, 1998, the court dismissed the case (including the individual claims of all the named plaintiffs) with prejudice on March 6, 2002. Summary judgment dismissing the complaint of the class representative was previously granted on November 30, 2001.

The Company continues its vigorous defense of the five remaining class action lawsuits pending.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           BECTON, DICKINSON AND COMPANY
                                                  (Registrant)



                                           By: /s/ Kathleen M. Gibson
                                               ----------------------------
                                                   Kathleen M. Gibson
                                                   Assistant Secretary


Date: March 20, 2002



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